Exhibit 10.1

PREFERRED STOCK SUBSCRIPTION AGREEMENT

This Preferred Stock  Subscription Agreement (this "Subscription Agreement") is executed by the parties hereto as ofthis 20th day of December, 2010.

To the extent that the securities laws of the United States are applicable, the shares of Series A Convertible Preferred Stock, par value $0,001 (the "Series A Preferred Stock") of Clavis Technologies International Co., Ltd., a Nevada corporation (the "Company"), subscribed to hereby have not been registered under the Securities Act of 1933, as amended ("1933 Act") and may not be offered or sold in the United States or to U.S. persons (as hereinafter defined) unless the Series A Preferred Stock is/are registered under the 1933 Act, or an exemption from the registration requirements of the 1933 Act is available. Hedging transactions in the Series A Preferred Stock may not be conducted except in compliance with the 1933 Act. The shares of Common Stock, par value $0,001, of the Company (the "Common Stock") issuable upon the conversion of the Series A Preferred Stock have not been registered under the 1933 Act and may not be offered or sold in the United States or to U.S. persons (as hereinafter defined) unless such shares of Common Stock are registered under the 1933 Act, or an exemption from the registration requirements of the 1933 Act is available.

This Subscription Agreement has been executed by the Company, the undersigned subscriber (the "Subscriber"), a non-U.S. person (as hereinafter defined), and Mr. Hwan Sup Lee (the "Shareholder"), a shareholder of the Company, in connection with the purchase of one million (1,000,000) shares of Series A Preferred Stock of the Company (the "Preferred Shares"). The Preferred Shares are being offered by the Company under this Subscription Agreement solely to a non-U.S. Person in accordance with the transaction exemption afforded by Regulation S ("Regulation S") promulgated by the United States Securities and Exchange Commission ("SEC") under the 1933 Act (the "Offering").

NOW, THEREFORE, in consideration of the foregoing premises and mutual agreements contained herein, the parties hereby agree as follows:

1.        Agreement to Subscribe: Purchase Price; Closing; Delivery at Closing.

A.           Subscription. Subject to the terms and conditions of this Subscription Agreement, the undersigned Subscriber hereby is agreeing to purchase the Preferred Shares.

B.           Form of Payment. The Subscriber is tendering herewith the sum of US$500,000.00 for the Preferred Shares subscribed for (the "Purchase Price"), in full payment of the Purchase Price for the Preferred Shares.

C.           Closing. The Company shall adopt and file with the Secretary of State of the State of Nevada on or before the Closing (as defined below) the Certificate of Designation (the "Certificate of Designation") in the form annexed to this Agreement as Exhibit A. At or prior to the Closing, the Company shall provide a copy of the Certificate of Designation certified as filed by the Secretary of State of Nevada. The purchase and sale of the Preferred Shares shall take place remotely via the exchange of documents and signatures, at 10 a.m. (Seoul, Korea time), on December 23, 2010 (which date shall be within ten calendar days from the date of this Subscription Agreement), or at such other time and place as the Company and the Subscriber mutually agree upon, in writing (which time and place are designated as the "Closing").  The date on which the Closing takes place is designated as the "Closing Date".

D. Deliveries at Closing. At the Closing, subject to the conditions set forth in Sections 4 and 5 hereof, the Company shall deliver to the Subscriber a certificate representing the Preferred Shares being purchased by the Subscriber at the Closing and the Subscriber shall deliver payment of the Purchase Price therefor by wire transfer to a bank account designated by the Company. The Secretary of the Company shall have delivered to the Subscriber at the Closing a certificate certifying resolutions of the Board of Directors of the Company approving this Subscription Agreement and the transactions contemplated hereunder.

2.           Subscriber Representations; Access to Information; Independent Investigation.

A.       Offshore Transaction.    The Subscriber represents and warrants to the Company as follows:

(i) The Subscriber is not a U.S. person (whenever such term is used herein, it shall have the meaning given in Rule 902(k) of Regulation S).

(ii) At the time the Subscriber executed and delivered this Subscription Agreement, the Subscriber was outside the United States at the address set forth immediately below. Subscriber is a limited partnership (chang-up-too-ja-jo-hap) organized under the laws of the Republic of Korea and has its principal place of business at 18th Fl., 63 Bldg. 60 Yoido-dong, Youngdeungpo-gu, Seoul, South Korea.

(iii) The Subscriber is acquiring the Preferred Shares for its own account and not on behalf of any U.S. person, and the sale and purchase of the Preferred Shares and/or the Common Stock issuable upon the conversion of the Preferred Shares have not been pre-arranged with a purchaser in the United States.

(iv) The Subscriber acknowledges that the purchase of the Preferred Shares involves a high degree of risk and affirms that it can bear the economic risk of acquiring the Preferred Shares, including the total loss of its investment.

(v) The Subscriber understands that the Preferred Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and undertakings of Subscriber set forth herein in order to determine the applicability of such exemptions and the suitability of Subscriber to acquire the Preferred Shares.

(vi) The Subscriber is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of its investments and to make an informed decision relating thereto.

(vii) In evaluating its investment, the Subscriber has consulted its own investment and/or legal and/or tax advisors and has not relied on the Company or its agents or representatives.

(viii) The Subscriber is acquiring the Preferred Shares for investment purposes and has no present intention to sell the Preferred Shares or the Common Stock issuable upon the conversion of the Preferred Shares in the United States or to a U.S. person or for the account or benefit of a U.S. person.

(ix) The Subscriber is not an underwriter of, or dealer in, the Preferred Shares or the Common Stock issuable upon the conversion of the Preferred Shares; and Subscriber is not participating, pursuant to a contractual agreement, in the distribution of the Preferred Shares or the Common Stock issuable upon the conversion of the Preferred Shares.

(x) The Subscriber acknowledges that the Preferred Shares are being purchased directly from the Company. The Subscriber will not engage in any hedging transactions that are prohibited under Regulation S under the 1933 Act.

(xi) The Subscriber acknowledges that the Preferred Shares cannot be converted into shares of Common Stock during the six month period after the Closing.

(xii) The Subscriber understands and agrees that the Company shall insert the following or similar legend on the Preferred Shares and on the face of the certificates evidencing the shares of Common Stock issuable upon the conversion of the Preferred Shares in compliance with the 1933 Act or applicable United States state securities laws:

"[THE SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK] [THE SHARES OF COMMON STOCK] REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE."[THE SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK] [THE SHARES OF COMMON STOCK] ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). "[THE SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK] [THE SHARES OF COMMON STOCK] ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE 1933 ACT) UNLESS "[THE SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK] [THE SHARES OF COMMON STOCK] ARE REGISTERED UNDER THE 1933 ACT, PURSUANT TO REGULATION S OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND THE SELLER WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING THE COMMON SHARES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE 1933 ACT."

(xiii) The foregoing representations and warranties set forth in subsections (i) through (xii) of this Section 2. A, inclusive, are true and accurate as of the date hereof, shall be true and accurate as of the Closing Date and shall survive thereafter without being merged with or into the closing under this Subscription Agreement. If the Subscriber has knowledge, prior to the acceptance of this Subscription Agreement that any such representations, warranties and covenants shall not be true and accurate in any respect, the Subscriber, prior to such acceptance, will give written notice of such fact specifying which representations, warranties or warranties are not true and accurate and the reasons therefor.

B.           Independent Investigation; Access. The Subscriber acknowledges that Subscriber, in making the decision to purchase the Preferred Shares subscribed for, has relied upon independent investigations made by it and Subscriber's representatives, if any, of the Company, and Subscriber and such representatives, if any, have been given access and the opportunity, prior to any sale to it, to examine all material books and records of the Company, all material contracts and documents relating to this Offering and an opportunity to ask questions of, and to receive answers from the Company or any person acting on its behalf concerning the terms and conditions of this Offering. Subscriber and its advisors, if any, have been furnished with access to all publicly available materials relating to the business, finances and operations of the Company and materials relating to the Offer and sale of the Preferred Shares which have been requested. Subscriber and its advisors, if any, have received complete and satisfactory answers to any such inquiries.

C.           No Government Recommendation or Approval. The Subscriber understands that no federal or state agency has made or will make any finding or determination relating to the fairness for public investment in the Company, or has passed or made, or will pass on or make, any recommendation or endorsement of the Preferred Shares.

D.           Entity Purchases. The Subscriber is a limited partnership {chang-up-too-ja-jo-hap) organized under the laws of the Republic of Korea and the person executing this Subscription Agreement on its behalf represents and warrants that:

(i) He, she or it has made due inquiry to determine the truthfulness of the representations and warranties made pursuant to this Subscription Agreement; and

(ii) He, she or it is duly authorized by corporate resolution to make this investment and to enter into and execute this Subscription Agreement on behalf of the Subscriber.

3.           Company Representations. The Company hereby represents and warrants to the Subscriber that the following representations are true and complete as of the date of the Closing and these representations and warranties shall survive thereafter without being merged with or into the closing under this Subscription Agreement.

A.           The Company and each of its subsidiaries are a corporation duly organized, validly existing and in good standing under their jurisdiction of organization and have all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company and each of its subsidiaries are duly qualified to transact business and are in good standing in each jurisdiction where it conducts its business.

B.           The authorized capital of the Company consists, immediately prior to the Closing, of:

(i)   100,000,000 shares of Common Stock, 62,375,200 shares of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. The Company holds no treasury stock and no shares of Series A Preferred Stock in its treasury; and

(ii) 10,000,000 shares of Preferred Stock, of which 1,000,000 shares have been designated Series A Preferred Stock, none of which are issued and outstanding immediately prior to the Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Certificate of Designation and as provided by the general corporation law of the jurisdiction of the Company's incorporation.

(iii) The Company has no outstanding warrants, options, securities convertible into any capital stock of the Company or equity compensation plans.

(iv) The Company owns all outstanding capital stock of all of its subsidiaries.

C.           All corporate action required to be taken by the Company's Board of Directors and stockholders in order to authorize the Company to enter into this Subscription Agreement, and to issue the Preferred Shares at the Closing and the Common Stock issuable upon conversion of the Preferred Shares, has been taken or will be taken prior to the Closing. All action on the part of the officers of the Company necessary for the execution and delivery of this Subscription Agreement, the performance of all obligations of the Company under this Subscription Agreement to be performed as of the Closing, and the issuance and delivery of the Preferred Shares has been taken or will be taken prior to the Closing. This Subscription Agreement, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms.

D.           The Preferred Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Subscription Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Subscription Agreement. The Preferred Shares will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Preferred Shares has been duly reserved for issuance, and upon issuance in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Subscription Agreement. The Common Stock issuable upon conversion of the Preferred Shares will be issued in compliance with all applicable federal and state securities laws.

E.           No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Subscription Agreement, except for the filing of the Certificate of Designation, which will have been filed as of the Closing.

F.           There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or currently threatened (i) against the Company or its subsidiaries or any officer or director of the Company or its subsidiaries or (ii) that questions the validity of this Subscription Agreement or the right of the Company to enter into this Subscription Agreement, or to consummate the transactions contemplated by this Subscription Agreement.

G. No product or service marketed or sold (or proposed to be marketed or sold) by the Company or its subsidiaries violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. The Company and each of its subsidiaries own or possess sufficient legal rights to all of it intellectual property without any known conflict with, or infringement of, the rights of others.

H. The Company and each of its subsidiaries are not in violation or default (i) of any provisions of their respective Certificates of Incorporation or Bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which they are bound, of any provision of federal or state statute, rule or regulation applicable to them. The execution, delivery and performance of this Subscription Agreement and the consummation of the transactions contemplated by this Subscription Agreement will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (ii) an event which results in the acceleration of any liabilities of the Company or each of its subsidiaries or the creation of any lien, charge or encumbrance upon any assets of the Company or each of its subsidiaries or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company or each of its subsidiaries.

I.    The Company has filed its periodic financial statements with the U.S. Securities and Exchange Commission (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than liabilities incurred in the ordinary course of business. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

J.   The Company has made available to the Subscriber all the information available to the Company that the Subscriber has requested for deciding whether to acquire the Preferred Shares. No representation or warranty of the Company contained in this Subscription Agreement and no certificate furnished or to be furnished to the Subscriber at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

4.           Conditions to the Subscriber's Obligations at Closing. The obligations of the Subscriber to purchase Preferred Shares at Initial Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived.

A.   The representations and warranties of the Company contained in this Subscription Agreement shall be true and correct as of the Closing.

B.   The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Subscription Agreement that are required to be performed or complied with by the Company on or before such Closing.

C.  The Company shall have filed the Certificate of Designation with the Secretary of State of Nevada on or prior to the Closing, which shall continue to be in full force and effect as of the Closing.

5. Exemption; Reliance on Representations. Subscriber understands that the issuance of the Preferred Shares is not being registered under the 1933 Act, and that the Company is relying on the rules governing offers and sales made outside the United States pursuant to Regulation S. Rules 901 through 903 of Regulation S govern this transaction, and a copy of these Rules is attached to this Subscription Agreement.

6. Stock Delivery Instructions. The Preferred Shares shall be delivered to the Subscriber at the Closing promptly following receipt of the Purchase Price by the Company, divided into such certificates registered in such names as the Subscriber shall direct.

7. Conditions to the Company's Obligation to Sell. Subscriber understands that the Company's obligation to deliver the Preferred Shares is conditioned upon (i) the Subscriber's representations and warranties set forth in Section 2 ofthis Subscription Agreement are true and correct on the Closing Date and (ii) the receipt of the Purchase Price by the Company.

8. Adjustment of Conversion Price of the Series A Preferred Stock.

A. Adjustments to Conversion Price. During the ninety (90) day period commencing on the first anniversary of the Closing Date (the "Adjustment Period"), if the Average Trading Price (as defined below) of the Company's Common Stock is less than the conversion price of the Series A Preferred Stock then in effect (which conversion price shall initially be $0.50) (the "Conversion Price"), then the Conversion Price shall be reduced to equal the Average Trading Price. The Conversion Price shall be so reduced only upon a written notice from the Subscriber delivered to the Company which notice shall set forth in reasonable detail the calculation of the Average Trading Price ("Adjustment Notice"). The Adjustment Notice shall be delivered to the Company no later than ten (10) business days after the Adjustment Period. Upon written confirmation to the Subscriber of the calculation of the Conversion Price adjustment in the Adjustment Notice, the Conversion Price shall immediately be deemed adjusted in accordance with such Adjustment Notice as of the date of such Adjustment Notice. The Company represents and warrants that during the Adjustment Period it shall not take any action that would be deemed to be "market manipulation" prohibited under Section 9(a)(2) of the Securities Exchange Act of 1934 and which had the effect of, or was done for the purpose of, artificially increasing the Average Trading Price. The foregoing shall not prohibit or prevent the Company from conducting or announcing a stock buy back plan in accordance with SEC Rule 10b-18. The Subscriber represents and warrants that during the Adjustment Period it shall not take any action that would be deemed to be "market manipulation" prohibited under Section 9(a)(2) of the Securities Exchange Act of 1934 and which had the effect of, or was done for the purpose of, artificially decreasing the Average Trading Price. Additionally, the Subscriber shall not engage in any short sales of the Company's common stock from the date hereof until the expiration of the Adjustment Period.

B. Average Trading Price. For purposes ofthis Subscription Agreement, the "Average Trading Price" of the Common Stock of the Company as of a particular date shall be determined as follows: (i) if traded on a securities exchange or through the Nasdaq Capital Market or the Nasdaq Global Select Market ("Trading Market"), the daily volume weighted average closing price of the Common Stock on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time) ("Trading Day")) during the Adjustment Period; (ii) if traded on the OTC Bulletin Board, the volume weighted average closing price of the Common Stock during the Adjustment Period; and (iii) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the volume weighted average closing price of the Common Stock during the Adjustment Period.

9.           Option to Purchase Shares of Common Stock. Within [ten] days after the expiration of the Adjustment Period (as defined in Section 6 above), the Subscriber (or any designee of the Subscriber) shall have a one-time option, exercisable in its sole discretion, to purchase up to nine million (9,000,000) shares of the Company's Common Stock at the Discounted Purchase Price (as defined below) (the "Purchase Option"). The Subscriber or its designee may exercise the Purchase Option by delivering a notice of such exercise to the Company within [ten] days after the expiration of the Adjustment Period (the "Exercise Notice"). The Exercise Notice shall set forth (i) the number of shares of Common Stock being purchased by the Subscriber, (ii) the calculation, in reasonable detail, of the Discounted Purchase Price and (iii) the purchase price to be paid. Upon the Company's receipt of the Exercise Notice, there shall be a closing for the sale of such shares of Common Stock as provided in Section 10.B. The Purchase Option shall expire immediately after [ten] days after the expiration of the Adjustment Period. If the Subscriber or its designee exercises the Purchase Option to purchase at least five million (5,000,000) shares of Common Stock, then the Subscriber or its designee shall be entitled to appoint one (1) member to the Company's Board of Directors.

A.           Discounted Purchase Price. The "Discounted Purchase Price" shall equal the product of (i) the Average Trading Price multiplied by (ii) 0.90.

B.           Closing for Purchase Option. The closing for the purchase of shares of Common Stock pursuant to the exercise of the Purchase Option shall take place remotely via the exchange of documents and signatures at a time and date that the Company and the Subscriber or its designee mutually agree upon, in writing. At such closing, the Company shall deliver to the Subscriber or its designee a certificate representing the number of shares of Common Stock set forth in the Exercise Notice and the Subscriber shall deliver payment of the purchase price set forth in the Exercise Notice by wire transfer to a bank account designated by the Company.

C.           Shares of Common Stock are Restricted Securities. Subscriber acknowledges and understands that the shares of Common Stock issued upon the exercise of the Purchase Option will be restricted securities under the 1933 Act, and the certificate(s) representing such Common Stock shall bear the legend set forth in Section 2.A(xii) hereof.

10.           Entire Agreement. This Subscription Agreement constitutes the entire agreement among the parties hereof with respect to the subject matter hereof and supersedes any and all prior or contemporaneous representations, warranties, agreements and understandings in connection therewith. This Subscription Agreement may be amended only by a writing executed by all parties hereto.

11. Certification. The undersigned certifies that he has read this entire Subscription Agreement and that every statement on his part made and set forth herein is true and complete.

12. Dispute Resolution; governing law. The courts of the Republic of Korea shall have the exclusive jurisdiction over any dispute arising out of or in connection with this Subscription Agreement, and the Seoul Central District Court shall be the court of the first instance to which such dispute shall be submitted. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

13. Joint and Several Liability of the Shareholder and the Company.    The Shareholder shall cause the Company to comply with all of the Company's obligations hereunder and make sure that all of the Company's representations and warranties set forth herein are true and correct. The Shareholder and the Company shall be jointly and severally be liable for all of the Company's obligations, representations and warranties set forth in this Agreement.

[Signatures appear on the next page]

IN WITNESS WHEREOF, the parties have executed this Subscription as of the date first written above.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.

By:

Name: Hwan Sup Lee
Title: Chief Executive Officer

Address: #1564-1, Seojin Bldg., 3rd Floor, Seocho3-Dong, Seocho-Gu, Seoul, Korea 137-874

Shareholder

By:

Name: Hwan Sup Lee
Address:  110-1105 Sangnokmaeul Life
1-danji Apt.
Jeongja-dong, Bundang-gu
Seongnam-si, Gyeonggi-do
Korea 463-7856

Benex Focus Limited Partnership

(seal)
By: General Partner of Benex Focus Limited Partnership

Benex Investment Inc.
Name: Mr. Bob Suh
Title: CEO & President

Address: 18™ FL, 63 Bldg.
60 Yoido-dong
Youngdeungpo-gu Seoul,
Korea 150-763

Exhibit A
Certificate of Designation

Attached hereto.